UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2022, the Board of Directors (the “Board”) of Keurig Dr Pepper Inc. (the “Company”) accepted the resignation of Ozan Dokmecioglu as President and Chief Executive Officer and as a director of the Company, effective immediately, and the Board appointed Robert Gamgort, the Company’s current Executive Chairman and former President and Chief Executive Officer, to serve as President and Chief Executive Officer. Mr. Gamgort will continue to serve as Executive Chairman. Accordingly, the Board reduced its size to eleven (11) members.

Mr. Gamgort, 60, has served as Executive Chairman of the Company since January 2019 and served as President and Chief Executive Officer of the Company from July 2018 to July 2022. Prior to the merger between Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. that formed the Company in 2018, Mr. Gamgort served as Chief Executive Officer of KGM, beginning in 2016.

Mr. Gamgort has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Gamgort and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Gamgort and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: November 10, 2022

	By:	/s/ Anthony Shoemaker
Name: Anthony Shoemaker
Title: Chief Legal Officer, General Counsel and Secretary